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                                                                    EXHIBIT 23.4

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

As independent Chartered Accountants, we hereby consent to the incorporation of our report dated March 20, 2002 with respect to the financial statements of VISaer (UK) Limited for the year ended December 31, 2000 included in this Form 10-K for the year ended December 31, 2001 into the previously filed Registration Statements on Form S-8 (No. 33-99432, No. 333-32157 and No. 333-58134) of
Intelligent Systems Corporation.



/s/ Hacker Young
Manchester England

March 20, 2002